  EXHIBIT 99.1

Bukit Jalil Global Acquisition 1 Ltd. Announces Revised Terms and Conditions in Connection with Proposed Charter Amendment

New York, NY, June 24, 2024 (GLOBE NEWSWIRE) -- Bukit Jalil Global Acquisition 1 Ltd. (“BUJA” or the “Company”) (NASDAQ: BUJA) today announced that in connection with its previously announced extraordinary general meeting of shareholders to be held on June 28, 2024 at 9:00 pm (the “Extraordinary Meeting”), the Company has revised the terms and conditions for the proposal to amend the Company’s current charter (the “MAA Amendment Proposal”) and the proposal to amend the trust agreement with the trustee of the Company’s trust account (the “Trust Amendment Proposal”). The revised terms and conditions, among other things, include:

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If the shareholders approve the MAA Amendment Proposal and the Trust Amendment Proposal, the Company will have up until June 30, 2025 to consummate an initial business combination, by depositing the Monthly Extension Fee (as defined below) to the Company’s trust account (the “Trust Account”). Each Monthly Extension Fee payment will allow the Company to extend the date by which the Company has to consummate a business combination by one month (the “Monthly Extension”). To effectuate each Monthly Extension, the Company’s sponsor and/or its designee will deposit the lesser of (i) $70,000 for all remaining public shares and (ii) $0.035 for each remaining public share into the Trust Account (the “Monthly Extension Fee”). The first Monthly Extension Fee after the approval of the MAA Amendment Proposal and the Trust Amendment Proposal must be made by June 30, 2024, while the subsequent Monthly Extension Fee must be deposited into the Trust Account by the 30th of each succeeding month until up to June 30, 2025, if the Company elects to extend

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The previously announced dividend shares arrangement, pursuant to which the holders the Company’s public shares that are not redeemed in connection with the MAA Amendment Proposal and the Trust Amendment Proposal, are entitled to dividend shares issued by the Company upon the closing of the Company’s business combination, is canceled and no longer applicable.

For further information, you may refer to the current report on Form 8-K to be filed by the Company with the SEC on or around June 24, 2024.

If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, NY 10004-1561

E-mail: spacredemptions@continentalstock.com

BUJA’s shareholders who have questions regarding the Extraordinary Meeting or the impact on the votes casted, or would like to request documents may contact BUJA’s proxy solicitor, Advantage Proxy, Inc., at (877) 870-8565, or banks and brokers can call (206) 870-8565, or by email at ksmith@advantageproxy.com.

About Bukit Jalil Global Acquisition 1 Ltd.

Bukit Jalil Global Acquisition 1 Ltd. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

On January 9, 2024, the Company entered into a non-binding letter of intent (the “LOI”) with Global IBO Group Ltd (“Global IBO”), which outlines the general terms and conditions of a potential business combination involving Global IBO and its subsidiaries (the “Proposed Transaction”).  The LOI is on a non-binding basis and no agreement providing for any Proposed Transaction or any other transaction or the participation by either party therein will be deemed to exist unless and until definitive agreements have been executed. As of the date hereof, the Company has not entered into any definitive agreements, for the purpose of effecting into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date of the Extraordinary Meeting and the extension of the deadline to deliver a redemption request. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements

No Offer or solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transactions and does not constitute an offer to sell or a solicitation of an offer to buy any securities of BUJA, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Important Additional Information Regarding the Transactions Filed With the SEC

In connection with the Extraordinary Meeting, the Company filed with the SEC a definitive proxy statement (the “Proxy Statement”) on June 7, 2024. The Proxy Statement contains information about the proposals to be approved at the Extraordinary Meeting.

Investors and security holders are advised to read the Proxy Statement and any other relevant documents filed with the sec carefully and in their entirety because they contain important information about the proposals to be approved at the extraordinary meeting. Investors and security holders will be able to obtain copies of these documents (if and when available) and other documents filed with the sec free of charge at www.sec.gov.

Participants in the Solicitation

BUJA and its respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from BUJA’s shareholders with respect to the proposals to be approved at the Extraordinary Meeting. Information regarding BUJA’s directors and executive officers is available in BUJA’s filings with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the proxy solicitation relating to the proposals to be approved at the Extraordinary Meeting and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement when it becomes available.

Contact Information:

Seck Chyn Foo

Chief Executive Officer

Bukit Jalil Global Acquisition 1 Ltd.

+60122109795

neil.foo@bjacquisition.com

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